As filed with the Securities and Exchange Commission on September 16, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4623678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(602) 414-9300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Dymbort, Esq.
General Counsel and Secretary, First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, Arizona 85281
(602) 414-9300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Erik R. Tavzel, Esq.
Joseph D. Zavaglia, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐
Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Ac. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	17,298,148 shares	$70.80	$1,224,708,878	$158,967.21
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(1)Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Stock Market LLC on September 11, 2020.

PROSPECTUS

FIRST SOLAR, INC.
Common Stock
17,298,148 Shares

The selling stockholder named in this prospectus may offer and sell from time to time 17,298,148 shares of our common stock, par value $0.001 per share (“common stock”).

The selling stockholder will determine when and how to sell shares of our common stock offered hereby, which may be sold to or through agents, dealers, brokers, or underwriters as designated from time to time, or through a combination of these methods. The selling stockholder reserves the sole right to accept, and the selling stockholder and any agents, dealers, brokers, and underwriters reserve the right to reject, in whole or in part, any proposed purchase of shares of our common stock. If any agents, dealers, brokers, or underwriters are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder pursuant to this prospectus.

Each time that the selling stockholder sells shares of our common stock using this prospectus, we will provide you with a prospectus supplement and attach it to this prospectus and may also provide a free writing prospectus. The prospectus supplement and any free writing prospectus will contain additional information about the offering and the shares of our common stock being offered and the prices at which the shares of our common stock are sold. The prospectus supplement or free writing prospectus may also add, update, or change information contained in or incorporated by reference into this prospectus. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “FSLR.”

Investing in our common stock involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, any risk factors included in any applicable prospectus supplement, and in the documents incorporated or deemed to be incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling stockholder may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of the shares of our common stock that the selling stockholder may offer. Each time the selling stockholder sells shares of our common stock using this prospectus, we will provide you with a prospectus supplement and may also provide a free writing prospectus containing additional information about the terms of the offering and the means of distribution of the shares of our common stock. The prospectus supplement or any free writing prospectus may also add, update, or change information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “First Solar,” “we,” “our,” “us,” and the “Company” refer to First Solar, Inc., a Delaware corporation, and its subsidiaries, references to “$” or “dollars” are to the lawful currency of the United States, and references to a “prospectus supplement” may also refer to a free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of shares of our common stock in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. The selling stockholder is not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only and that any information incorporated by reference in this prospectus is accurate as of the filing date of such information only. Our business, financial condition, results of operations, and prospects may have changed since the applicable date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), which are subject to risks, uncertainties, and assumptions that are difficult to predict. All statements in this prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements concerning, among other things: the length and severity of the ongoing COVID-19 (novel coronavirus) outbreak, including its impacts across our businesses on demand, manufacturing, project development, construction, operations and maintenance (“O&M”), financing, and our global supply chains, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impacts, and the ability of our customers, suppliers, equipment vendors, and other counterparties to fulfill their contractual obligations to us; effects resulting from certain module manufacturing changes and associated restructuring activities; our business strategy, including anticipated trends and developments in and management plans for our business and the markets in which we operate; future financial results, operating results, revenues, gross margin, operating expenses, products, projected costs (including estimated future module collection and recycling costs), warranties, solar module technology and cost reduction roadmaps, restructuring, product reliability, investments, and capital expenditures; our ability to continue to reduce the cost per watt of our solar modules; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; effects resulting from pending litigation; our ability to expand manufacturing capacity worldwide; our ability to reduce the costs to develop and construct photovoltaic (“PV”) solar power systems; research and development (“R&D”) programs and our ability to improve the wattage of our solar modules; sales and marketing initiatives; and competition. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” and the negative or plural of these words, and other comparable terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein are based upon information available to us as of the applicable filing date of this prospectus, any accompanying prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein and therefore speak only as of such filing date. You should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments, or otherwise.

RISK FACTORS

Investing in our common stock involves certain risks. You are urged to carefully read and consider the risk factors and other disclosures relating to an investment in our common stock described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A. “Risk Factors,” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

FIRST SOLAR, INC.

We are a leading global provider of comprehensive PV solar energy solutions. We design, manufacture, and sell PV solar modules with an advanced thin film semiconductor technology and also develop and sell PV solar power systems that primarily use the modules we manufacture. Additionally, we provide O&M services to system owners. We have substantial, ongoing R&D efforts focused on various technology innovations. We are the world’s largest thin film PV solar module manufacturer and one of the world’s largest PV solar module manufacturers.

In addressing the overall global demand for electricity, our high-efficiency CdTe modules, which leverage our Series 6TM module technology, and power plant solutions compete favorably on an economic basis with traditional forms of energy generation and provide low cost electricity to end users. Our diverse capabilities facilitate the sale of these solutions and the adoption of our technology in key markets around the world. We believe our strategies and points of differentiation provide the foundation for our leading industry position and enable us to remain one of the preferred providers of PV solar energy solutions.

Our corporate headquarters is located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, and our telephone number is (602) 414-9300. We maintain a website at www.firstsolar.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

THE SELLING STOCKHOLDER

The selling stockholder may offer and sell the shares of our common stock covered by this prospectus from time to time pursuant to this prospectus and the applicable prospectus supplement. See “Plan of Distribution.” As used in this prospectus, the term “selling stockholder” includes the donees, pledgees, transferees, or other successors-in-interest who come to hold the selling stockholder’s interests in the shares of our common stock covered by this prospectus after the date hereof, in each case as a result of a gift, pledge, distribution, or other transfer by the selling stockholder not involving a public sale.

The following table and accompanying footnote name and set forth the following information regarding the selling stockholder:

•the number of outstanding shares of our common stock beneficially owned by the selling stockholder as of the date hereof;

•the number of shares of our common stock covered by this prospectus; and

•the number and percentage of total outstanding shares of our common stock to be beneficially owned by the selling stockholder after the sale of all shares of our common stock covered by this prospectus.

	Common Stock
	Number of Shares Beneficially Owned	Number of Shares Covered by This Prospectus	Number of Shares Beneficially Owned after Sale of All Shares Covered by This Prospectus	Percentage of Shares Beneficially Owned After Sale of All Shares Covered by This Prospectus (1)
Selling Stockholder
Lukas T. Walton	22,490,432	17,298,148	5,192,284	4.90%
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(1)Based on the total number of shares of our common stock outstanding as of the date of this prospectus.

The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities as to which each such person has an economic interest. The selling stockholder shown on the table has furnished information with respect to beneficial ownership.

We have filed the registration statement of which this prospectus forms a part in connection with our obligations under a registration rights agreement by and among us and certain stockholders, including the selling stockholder. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act, subject to certain lock-up provisions and exceptions. For more information about our relationship with the selling stockholder, see “The Selling Stockholder” in any accompanying prospectus supplement and our Definitive Proxy Statement on Schedule 14A filed on April 1, 2020 with the SEC and incorporated by reference in this prospectus.

DESCRIPTION OF COMMON STOCK

The general terms and provisions of our common stock and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”) are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, our amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws” and, together with the certificate of incorporation, the “organizational documents”), and the DGCL. Our certificate of incorporation and bylaws are included or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” We encourage you to read our certificate of incorporation, our bylaws, and the applicable provisions of the DGCL for additional information.

Authorized Shares
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 30,000,000 shares of preferred stock, par value $0.001 per share.

Dividends
The holders of our common stock are entitled to dividends as our board of directors may declare from time to time at its absolute discretion from funds legally available therefor.

Voting Rights
The holders of our common stock are entitled to one vote for each share held of record on any matter to be voted upon by stockholders. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after payment to creditors and subject to prior distribution rights of any outstanding shares of preferred stock. All the outstanding shares of common stock are fully paid and non-assessable.

Absence of Other Rights
There are no preemptive, conversion, redemption, or sinking fund provisions applicable to our common stock.

Certain Anti-takeover Effects
Certain provisions of the DGCL, our certificate of incorporation, and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Special Meeting of Stockholders. Our board of directors may call a special meeting of stockholders at any time, but no stockholder or other person may call any such special meeting.

No Written Consent of Stockholders. Any action taken by our stockholders must be effected at a duly held meeting of stockholders and may not be effected by the written consent of such stockholders.

Advance Notice Requirements. Our bylaws require stockholders seeking to nominate persons for election as directors at an annual meeting or a special meeting of stockholders, or to bring other business before such annual meeting or special meeting, to provide timely notice, in proper form, to our corporate secretary.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Board Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their earlier resignation or removal.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our organizational documents include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers, and certain associates for some liabilities. In addition, we have entered into an agreement with each of our directors and officers whereby we have agreed to indemnify them substantially in accordance with the indemnification provisions applicable to our officers and directors in our bylaws.

The limitation of liability and indemnification provisions in our certificate of incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares of Common Stock. Subject to Nasdaq Stock Market Rule 5635(d), our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, and as consideration for future acquisitions, investments, or other purposes. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Undesignated Preferred Stock. Our certificate of incorporation and bylaws authorize undesignated preferred stock. As a result, our board of directors may, without stockholder approval, issue preferred stock with super voting, special approval, dividend, or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.

Amendments to Organizational Documents. The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation and to adopt, amend, or repeal its bylaws, except in the case of a corporation’s bylaws to the extent such power to adopt, amend, or repeal is vested in the board of directors. Our certificate of incorporation authorizes our board of directors to adopt, amend, or repeal our bylaws then in effect by the vote of a majority of the directors present at any meeting of the board of directors at which there is a quorum.

Delaware Anti-Takeover Statute. We have elected not to be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. If we were subject to this statute, this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing
Our common stock is listed on Nasdaq under the symbol “FSLR.”

PLAN OF DISTRIBUTION

The selling stockholder may offer and sell the shares of our common stock covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale, or at negotiated prices, by a variety of methods, including the following:

•through agents;

•to or through underwriters;

•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•through brokers or dealers;

•directly by the selling stockholder to purchasers, including through a specific bidding, auction, or other process;

•through a combination of any of these methods of sale; or

•through any other methods described in a prospectus supplement.

Registration of shares of our common stock by this prospectus does not mean that those shares of our common stock necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•purchases of the shares of our common stock by a broker-dealer as principal and resales of the shares of our common stock by the broker-dealer for its account pursuant to this prospectus;

•ordinary brokerage transactions; or

•transactions in which the broker-dealer solicits purchasers.

In addition, the selling stockholder may sell any shares of common stock covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

In connection with the sale of the shares of our common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholder in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the shares of our common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder or from purchasers of the shares of our common stock for whom they act as agents. Underwriters may sell the shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents, or other persons acting on behalf of the selling stockholder that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the shares of our common stock covered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares of our common stock short and deliver the shares of our common stock offered by this prospectus to close out its short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling stockholder may also from time to time pledge shares of our common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon the selling stockholder’s default, the broker may offer and sell such pledged shares of our common stock from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the shares of our common stock covered by this prospectus is made, a revised prospectus, if required, and an accompanying prospectus supplement will be distributed that sets forth, to the extent required: the name or names of any underwriters, dealers, brokers, or agents and the amounts of shares of our common stock underwritten or purchased by each of them; the offering price of such shares of our common stock and any underwriting discounts, commissions, concessions, or agency fees allowed or reallowed or paid to dealers, and other items that may constitute underwriters’, dealers’, brokers’, or agents’ compensation, as applicable; any options under which underwriters may purchase additional shares from the selling stockholder; and other terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the shares of our common stock sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and the selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in a revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered shares of our common stock will be obligated to purchase all of the covered shares of our common stock, if any such shares of our common stock are purchased. The selling stockholder may grant to the underwriter or underwriters an option to purchase additional shares of our common stock at the public offering price, less any underwriting discount, as may be set forth in a revised prospectus or applicable prospectus supplement. If the selling stockholder grants any such option, the terms of that option will be set forth in a revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers, or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers, or dealers may be required to make.

LEGAL MATTERS

The validity of the shares of our common stock being offered pursuant to this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the shares of our common stock are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and our website at www.firstsolar.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits, and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offerings of all of the shares of our common stock covered by this prospectus has been completed.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 21, 2020;

•portions of our Definitive Proxy Statement on Form DEF 14A filed April 1, 2020 that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed on May 8, 2020 and August 7, 2020, respectively;

•our Current Reports on Forms 8-K filed on January 6, 2020; February 18, 2020; May 15, 2020; June 5, 2020; and July 29, 2020; and

•the description of our common stock contained in our final prospectus pursuant to Rule 424(b)(4) under the Securities Act, filed on August 3, 2007 and forming a part of our Registration Statement on Form S-1 (Reg. No. 333-144714).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281, (602) 414-9315.

This prospectus, any accompanying prospectus supplement, or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement, or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

You should not assume that the information in this prospectus, any document incorporated by reference herein, or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by First Solar in connection with the sale or distribution of the securities registered under this registration statement.

Amount
SEC registration fee	$158,967.21
Accountants’ fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar’s fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	*
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*These fees and expenses are not estimated at this time because they are expected to vary based on the volume and nature of the offering (see “Plan of Distribution”). An estimate of the aggregate expenses in connection with the distribution of the shares of our common stock covered by a prospectus supplement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our bylaws generally provide that we will indemnify our directors and certain of our officers to the fullest extent permitted by law. In addition, we have entered into an agreement with each of our directors and officers whereby we have agreed to indemnify them substantially in accordance with the indemnification provisions related to our officers and directors in our bylaws.

The registrant has obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

Item 16. Exhibits.

Exhibit Number	Description
1.1**	Form of Underwriting Agreement with respect to Common Stock of First Solar, Inc.
3.1
Amended and Restated Certificate of Incorporation of First Solar, Inc. (incorporated by reference from Exhibit 3.1 to Amendment No. 4 to First Solar, Inc.’s Registration Statement on Form S-1 (File No. 333-135574) filed on October 25, 2006).

3.2
Amended and Restated Bylaws of First Solar, Inc. (incorporated by reference from Exhibit 3.1 to First Solar, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 5, 2017).

5.1*	Opinion of Cravath, Swaine & Moore LLP.
23.1*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1 to this registration statement).
23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page herein).
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* Filed herewith.
** To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit Current Report on Form 8-K to be filed by the registrant in connection with specific offerings, and incorporated by reference herein.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Tempe, State of Arizona, on September 16, 2020.

FIRST SOLAR, INC.

By:	/s/ ALEXANDER R. BRADLEY
Name:	Alexander R. Bradley
Title:	Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of First Solar, Inc. whose signatures appear below hereby constitute and appoint Alexander R. Bradley and Jason Dymbort, or either of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for each of them in any and all capacities, to sign any amendments, including post-effective amendments, of and supplements to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that such attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK R. WIDMAR	Chief Executive Officer and Director	September 16, 2020
Mark R. Widmar	(Principal Executive Officer)

/s/ ALEXANDER R. BRADLEY	Chief Financial Officer	September 16, 2020
Alexander R. Bradley	(Principal Financial Officer)

/s/ BYRON JEFFERS	Chief Accounting Officer	September 16, 2020
Byron Jeffers	(Principal Accounting Officer)

/s/ MICHAEL J. AHEARN	Chairman of the Board of Directors	September 16, 2020
Michael J. Ahearn

/s/ SHARON L. ALLEN	Director	September 16, 2020
Sharon L. Allen

/s/ RICHARD D. CHAPMAN	Director	September 16, 2020
Richard D. Chapman

/s/ GEORGE A. HAMBRO	Director	September 16, 2020
George A. Hambro

/s/ MOLLY E. JOSEPH	Director	September 16, 2020
Molly E. Joseph

/s/ CRAIG KENNEDY	Director	September 16, 2020
Craig Kennedy

/s/ WILLIAM J. POST	Director	September 16, 2020
William J. Post

/s/ PAUL H. STEBBINS	Director	September 16, 2020
Paul H. Stebbins

/s/ MICHAEL SWEENEY	Director	September 16, 2020
Michael Sweeney